                                                              EXHIBIT 99.(B)(6)

--------------------------------------------------------------------------------

                          Valuation Of Mars Components

--------------------------------------------------------------------------------

Power Generation
--------------------------------------------------------------------------------

        Factors Enhancing Value                  Factors Diminishing Value
--------------------------------------    --------------------------------------
o   Leader in fossil fuel utility         o   Environmental regulations restrict
    boilers and environmental systems         demand for coal fired systems

o   Leader in North American nuclear      o   Asian crisis; suspension of two
    steam generators                          key projects

o   One of the largest installed bases    o   Mars is not a competitor in the
    of equipment                              gas power generation business

o   Brand name/reputation                 o   Consolidation among competitors;
                                              competitors with significant
o   Worldwide operations                      resources

o   Growing demand for environmental      o   Risks associated with importance
    systems                                   of major international projects

o   Entering natural gas power            o   Principal Mars focus is not
    generation business                       fastest growing regions.

Valuation - Power Generation
--------------------------------------------------------------------------------
(Dollar amounts in millions)

o Simmons has selected valuation multiples based on the public multiples of the E&C comparable group.

o Simmons has cross-checked its results with the Salomon Smith Barney analyst report dated November 13, 1998 which used a 6.0x multiple of 2000 projected EBDIT, generating a value of $601.0 million (Mars share price has since declined approximately 32 percent).

o Results of efforts to sell Power Generation will be critical to fully understanding value. Mars management has elected not to discuss this issue with Simmons.

                                  Suggested Multiple        Power Generation         Implied Total
     Mars Fiscal Year                   Range                    Results              Market Value
------------------------          ------------------        ----------------        ---------------
1999 EBITDA                          5.0x -  6.5x              $   105.7            $528.5 - $687.1
2000 EBITDA                          4.5x -  6.0x                  119.3             536.9 -  715.8
2001 EBITDA                          4.5x -  5.5x                  162.1             729.5 -  891.6

1999 Net Income                     11.0x - 14.0x                   55.0             605.0 -  770.0
2000 Net Income                     10.0x - 13.0x                   60.7             607.0 -  789.1
2001 Net Income                      9.0x - 11.0x                   86.4             777.6 -  950.4

1999 Cash Flow                       5.0x -  7.0x                   74.4             372.0 -  520.8
2000 Cash Flow                       5.0x -  6.5x                   80.4             402.0 -  522.6
2001 Cash Flow                       4.5x -  6.5x                  106.9             481.1 -  694.9
                                                                                    ---------------
    Implied Value                                                                   $550.0 - $700.0
                                                                                    ===============

Government Operations
--------------------------------------------------------------------------------

        Factors Enhancing Value                  Factors Diminishing Value
--------------------------------------    --------------------------------------
o   Long-term contracts; stability of     o   Limited growth opportunities
    business
                                          o   Submarine construction has been
o   Recent backlog increases                  wound down

o   Potential of new Naval submarine      o   The need for a large submarine
    and aircraft carrier                      fleet has declined as the Soviet
                                              threat has receded
o   Outsourcing of management and
    operations services                   o   Limited ability to enhance margins

o   Mars is sole source for Naval         o   Single primary customer
    Reactors Program
                                          o   Increasing capital expenditures
o   Potential for downblending                (or equipment lease cost)
    military nuclear materials for
    commercial use

o   Reimbursement for additional costs
    incurred on government contracts
    (not fully cost-plus)

Valuation - Government Operations
--------------------------------------------------------------------------------

Discounted Cash Flow Assumptions

o     Five-year projection uses fiscal 2000 and 2001 from Mars.

o Capital expenditures from 2000 through 2004 are expected to include significant amounts related to the new nuclear attack submarine and aircraft carrier. Based on discussions with Mars, capital expenditures have been revised and the projection period has been extended to 2004.

                                     2000     2001     2002     2003     2004
                                     ----     ----     ----     ----     ----
Mars Capital Expenditures
Projected                           $  21.4  $  24.5  $  25.0  $  25.0  $   9.0  2000 and 2001 from Mars plan, 2002 and 2003 from
                                                                                 discussions with Mars.

Revised                                 9.1      9.3      9.0      9.0      9.0  From discussions with Mars: amounts in excess of
                                                                                 depreciation assumed to be made by U.S. government
                                                                                 and equipment leased by Mars.
U.S. Government Capital
Expenditures

Amounts                             $  12.4  $  15.9  $  16.0  $  16.0  $    --  From discussions with Mars.

Cumulative                             12.4     28.2     44.2     60.2     60.2


Cost Of Mars Leasing Government
Equipment                               1.5      3.4      5.3      7.2      7.2  Calculated assuming leasing cost of 12 percent of
                                                                                 cumulative capital investment.

o Mars expects to be reimbursed for additional costs related to the new naval vessels through its contract after fiscal 2001.

o     Mars expects operating profit to remain flat going forward.

Valuation - Government Operations
--------------------------------------------------------------------------------

                          Discounted Cash Flow Analysis
                          (Dollar amounts in millions)

                                                                     Projected
                                                  ----------------------------------------------
                                         1999E     2000      2001      2002      2003      2004
                                        ------    ------    ------    ------    ------    ------
Revenues                                $395.4    $421.7    $394.9

Operating Income                          41.4      41.2      37.0    $ 44.3    $ 46.2    $ 46.2
Less:  Lease Cost                           --      (1.5)     (3.4)     (5.3)     (7.2)     (7.2)
                                        ------    ------    ------    ------    ------    ------
    Operating Income After Lease Cost     41.4      39.7      33.7      39.0      39.0      39.0

Plus:  Depreciation                       12.8       9.1       9.3       9.0       9.0       9.0
                                        ------    ------    ------    ------    ------    ------
    EBITDA                                52.2      48.8      42.9      48.0      48.0      48.0

Less:
    Capital Expenditures                 (11.3)     (9.1)     (9.3)     (9.0)     (9.0)     (9.0)
    Working Capital Investment             6.7      (8.3)     (8.3)       --        --        --
    Cash Taxes1                          (16.6)    (15.9)    (13.5)    (15.6)    (15.6)    (15.6)
                                        ------    ------    ------    ------    ------    ------
       Free Cash Flow                   $ 31.0    $ 15.5    $ 11.9    $ 23.4    $ 23.4    $ 23.4
                                        ======    ======    ======    ======    ======    ======
Net Present Value At 10%2
    Terminal Value                      $152.4    (Perpetuity At 10%)
    NPV Of Cash Flows                     75.6
                                        ------
       Total                            $227.9
                                        ======

------------------------------
1 Calculated as 40 percent (nominal government operations tax rate) of EBIT. 2 Assumes mid-year cash flows.

Summary Descriptions Of Government Contractors
--------------------------------------------------------------------------------

              Company                                  Description
--------------------------------------    --------------------------------------

Avondale Industries, Inc.                 Designs, constructs, converts, repairs
                                          and modernizes various types of
                                          ocean-going vessels for the military
                                          and commercial markets. The majority
                                          of its revenues come from services to
                                          the military, but it also focuses on
                                          retrofitting oil tankers to comply
                                          with the Oil Pollution Act (1990),
                                          which requires the vessels to have a
                                          double hull. Based in Louisiana.

Engineered Support Systems, Inc.          Designs nuclear, biological and
                                          chemical defense systems, air
                                          conditioning, water and petroleum
                                          distribution systems and other ground
                                          support equipment. It also
                                          manufactures injection molded plastic
                                          products used mainly in consumer
                                          goods. Most revenues come from sale of
                                          equipment to the Department of
                                          Defense. Based in Missouri.

ESCO Electronics Corp.                    Manufactures, sells and supports
                                          defense and commercial systems and
                                          products, including electronics,
                                          communications and testing systems for
                                          the defense industry. Defense products
                                          include transportation systems and
                                          weapon subsystems. Commercial products
                                          include filtration to the commercial
                                          aerospace industry and sorting systems
                                          for the U.S. Postal Service. Based in
                                          Missouri.

Litton Industries, Inc.                   Produces electronic and information
                                          systems; builds large surface
                                          combatant ships and provides overhaul,
                                          repair, modernization, ship design and
                                          engineering services. The U.S.
                                          Government is the largest customer,
                                          buying both defense, and non-defense
                                          systems. The commercial side of the
                                          company operates worldwide. Based in
                                          Louisiana.

Primex Technologies                       Develops and produces large and medium
                                          calibre ammunition, ball powder
                                          propellant, propulsion systems for
                                          large calibre gun systems, rocket
                                          engines, electric propulsion systems,
                                          solid propellants products and
                                          electronic products. Customers include
                                          the U.S. Government, the Department of
                                          Defense, NASA and the DOE. Based in
                                          Florida.

Newport News Shipbuilding, Inc.           Designs, repairs, overhauls and
                                          refuels nuclear-powered aircraft
                                          carriers and submarines for the U.S.
                                          Navy. It is America's largest
                                          privately owned shipyard, being the
                                          only one that can build Nimitz-class
                                          aircraft carriers. Although over 95
                                          percent of its revenues come from the
                                          defense sector, it has recently
                                          repaired the MS Ecstasy, a Carnival
                                          cruise ship. Based in Virginia.

Northrop Grumman Corp.                    Designs, develops and makes aircraft,
                                          aircraft subassemblies and electronic
                                          systems for military and commercial
                                          use; designs operates and supports
                                          computer systems for scientific and
                                          management information. The company is
                                          the prime contractor for the B-2
                                          bomber, which is the company's largest
                                          program. It also makes portions of the
                                          Boeing Jetliners and produces
                                          electronics for defense applications.
                                          Based in California.

United Industrial Corp.                   Researches, develops and manufactures
                                          training and simulation systems
                                          related to U.S. Government defense
                                          programs; makes and installs energy
                                          systems used for industrial and
                                          municipal power plants and heating of
                                          public buildings; engineers and
                                          fabricates thermoplastic parts. Its
                                          energy systems sector specializes in
                                          "waste to energy" technology and solid
                                          fuel systems. Based in New York.

Summary Financial Performance Of Comparable Government Contractors
--------------------------------------------------------------------------------
(Dollar amounts in millions)

                                                                                                                          Mars
                        Avondale   Engineered     ESCO                   Newport    Northrop                 United    Government
                      Industries1    Support   Electronics   Litton       News2     Grumman      Primex    Industrial  Operations3
                      -----------    -------   -----------   ------       -----     -------      ------    ----------  -----------
TTM Ended               12/31/98    10/31/98    12/31/98    10/31/99    12/31/98    12/31/98     9/30/98     9/30/98     3/31/99
Fiscal Year End         12/31/99    10/31/99     9/30/99     7/31/99    12/31/99    12/31/99    12/31/98    12/31/98     3/31/99

Adjusted Market Value   $  402.7    $  125.4    $  226.2    $3,551.9    $1,618.6    $7,031.7    $  251.0    $   94.0
Adjusted Book Value        226.8        73.2       293.9     2,309.8       821.0     5,622.0        48.9        89.4

TTM Results
Revenues                $  748.9    $   97.0    $  375.2    $4,568.4    $1,862.0    $8,902.0    $   93.4    $  216.1    $  395.4

Gross Profit                93.2        25.4       113.3     1,032.7       237.0     1,169.0        29.4        64.3        92.6
Gross Margin                12.4%       26.2%       30.2%       22.6%       12.7%       13.1%       31.5%       29.7%       23.4%

EBITDA                      55.8        13.1        43.3       519.7       237.0     1,111.0        13.6        24.0        54.2
EBITDA Margin                7.4%       13.5%       11.5%       11.4%       12.7%       12.5%       14.6%       11.1%       13.7%

Net Income                  39.0         1.1        10.2       184.3        66.0       481.3         7.3        11.1        32.1
Net Income Margin            5.2%        1.1%        2.7%        4.0%        3.5%        5.4%        7.9%        5.2%        8.1%

Cash Flow                   47.9         3.9        27.4       337.3       128.0       701.3        10.6        19.8        44.9
Cash Flow Margin             6.4%        4.0%        7.3%        7.4%        6.9%        7.9%       11.4%        9.2%       11.4%

Projected Results4
1998 EBITDA             $   55.8    $   13.1    $   51.3    $  498.8    $  237.0    $1,111.0    $   27.1         N/A    $   52.2
1999 EBITDA                 60.7        15.0        49.6       529.5       234.4     1,114.3        31.3         N/A        50.3
2000 EBITDA                  N/A        18.3        53.5       564.5       247.0     1,162.6        35.2         N/A        46.3

1998 Net Income             39.0         4.9        13.0       177.5        66.0       481.3        14.5         N/A        23.8
1999 Net Income             34.0         7.0        11.8       197.5        72.4       426.6        17.2         N/A        24.7
2000 Net Income              N/A         9.1        14.4       220.3        80.6       458.0        19.8         N/A        22.2

1998 Cash Flow              39.7         8.2        31.0       336.9       128.0       590.1        18.0         N/A        36.6
1999 Cash Flow              42.9         9.8        29.8       356.9       134.4       646.6        20.7         N/A        33.8
2000 Cash Flow               N/A        11.9        32.4       379.7       142.6       678.0        23.2         N/A        31.5

------------------------------
1 Share price as of January 17, 1999 pre Newport News merger announcement.
2 Share price as of February 17, 1999 pre-General Dynamics merger announcement. 3 Results listed under TTM are fiscal year 1999 projected results.

4 Source: First Call.

Comparable Government Contractors' Valuations Multiples
--------------------------------------------------------------------------------

                                       Avondale    Engineered      ESCO                                       Northrop     United
                                      Industries    Support     Electronics  Litton  Newport News   Grumman    Primex    Industrial
                                      ----------    -------     -----------  ------  ------------   -------    ------    ----------
Ratio Of Adjusted Market Value To
Adjusted Book Value                      1.8x         1.7x         0.8x       1.6x       2.0x         1.3x       5.2x       1.0x

1998 EBITDA                              7.2x         9.6x         4.3x       7.3x       6.8x         6.3x       9.3x       3.8x
1999 EBITDA                              6.6x         8.3x         4.5x       6.9x       6.8x         6.3x       8.1x        N/A
2000 EBITDA                               N/A         6.9x         4.1x       6.5x       6.5x         6.1x       7.2x        N/A

Ratio Of Market Equity Value To
1998 Net Income                          9.5x        16.8x         9.8x      14.4x      15.0x         8.9x      16.2x       9.7x
1999 Net Income                         10.9x        11.8x        10.7x      12.9x      13.7x        10.1x      13.7x        N/A
2000 Net Income                           N/A         9.1x         8.8x      11.6x      12.3x         9.4x      11.9x        N/A

1998 Cash Flow                           9.4x        10.1x         4.1x       7.6x       7.8x         7.3x      13.1x       5.4x
1999 Cash Flow                           8.7x         8.4x         4.2x       7.2x       7.4x         6.7x      11.4x        N/A
2000 Cash Flow                            N/A         6.9x         3.9x       6.7x       7.0x         6.3x      10.1x        N/A

Source: First Call.

Valuation - Government Operations
--------------------------------------------------------------------------------
(Dollar amounts in millions)

o Valuation has used several of the key comparable companies with greater weighting on Newport News and Avondale.

o     DCF value is lower than indications below.

o Simmons has checked its valuation against a Salomon Smith Barney analyst report dated November 13, 1998 which used an 8.0x multiple for projected 2000 EBITDA, generating a value of $381.4 million.

                                   Suggested Multiple           Government        Implied Total Market
          Mars Fiscal Year               Range              Operations Results           Value
--------------------------------   ------------------       ------------------    --------------------
1999 EBITDA                           6.0x -  7.0x               $  52.2            $313.2 - $365.4
2000 EBITDA                           5.5x -  6.5x                  50.3             276.6 -  326.9
2001 EBITDA                           5.5x -  6.5x                  46.3             254.6 -  300.8

1999 Net Income                      10.0x - 15.0x                  23.8             238.0 -  357.0
2000 Net Income                      10.0x - 13.0x                  24.7             247.0 -  321.1
2001 Net Income                       9.0x - 12.0x                  22.2             199.8 -  266.4

1999 Cash Flow                        6.0x -  7.0x                  36.6             219.6 -  256.2
2000 Cash Flow                        6.5x -  7.5x                  33.8             219.7 -  253.5
2001 Cash Flow                        6.0x -  7.0x                  31.5             189.0 -  220.5
                                                                                    ---------------
    Implied Value                                                                   $250.0 - $300.0
                                                                                    ===============

Valuation - Industrial Operations
--------------------------------------------------------------------------------

o Simmons has used several of the key public multiples of the E&C comparable group for purposes of determining a range of values.

o Simmons has checked against a Salomon Smith Barney analyst report dated November 13, 1998 which used a 6.6x multiple of 2000 EBITDA (applied to Industrial and Corporate combined).

                                   Suggested Multiple            Industrial       Implied Total Market
       Mars Fiscal Year                  Range               Operations Results          Value
--------------------------------   ------------------        ------------------   --------------------
1999 EBITDA                           5.0x -  6.5x               $  19.0            $ 95.1 - $123.5
2000 EBITDA                           4.5x -  6.0x                  16.7              75.3 -  100.2
2001 EBITDA                           4.5x -  5.5x                  17.1              77.0 -   94.1

1999 Net Income                      11.0x - 14.0x                  10.0             110.0 -  140.0
2000 Net Income                      10.0x - 13.0x                   8.8              88.0 -  114.4
2001 Net Income                       9.0x - 11.0x                   9.1              81.9 -  100.1

1999 Cash Flow                        5.0x -  7.0x                  15.1              75.5 -  105.7
2000 Cash Flow                        5.0x -  6.5x                  13.5              67.5 -   87.8
2001 Cash Flow                        4.5x -  6.5x                  13.7              61.7 -   89.1
                                                                                    ---------------
    Implied Value                                                                   $ 80.0 - $100.0
                                                                                    ===============

Valuation - Mars
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share)

                                                            Valuation Range
                                                          -------------------
Power Generation                                          $  550.0 - $  700.0
Government Operations                                        250.0 -    300.0
Industrial Operations                                         80.0 -    100.0
Corporate, SG&A And Other1                                      (121.8)

Jupiter Value (Common And Preferred)                             674.9
Plus: Excess Cash                                                416.6
Less:
    Debt                                                        (352.9)
    Antitrust Liability                                             --
    Environmental Liabilities                                   (144.1)
    Post-Retirement Liabilities                                  (24.3)
                                                          -------------------
Total Equity Value                                        $1,328.4 - $1,548.4
                                                          ===================
Total Shares Outstanding                                          60.2
                                                          -------------------
    Value Per Share                                       $  22.07 - $  25.72
                                                          ===================

------------------------------
1 Uses 6.0x multiple of fiscal year 2000 EBITDA.

--------------------------------------------------------------------------------

                        Analysis Of Potential Combination

--------------------------------------------------------------------------------

Jupiter And Mars Stock Performance
--------------------------------------------------------------------------------

            Stock Price                     Indexed Stock Price

Graphs comparing the Company's daily stock price close as a dollar amount and indexed to (equal to 100 on) January 1, 1996 with that of the Parent from January 1, 1996 to March 3, 1999; the Company's stock price and Parent's stock price on January 1, 1996, 1997, 1998 and 1999 and March 3, 1999 were $18.38 and $21.50, $21.88 and $16.62, $41.94 and $35.75, $24.00 and $24.25 and $20.88 and
$19.75, respectively; the indices of the Company's stock price and the Parent's stock price on March 3, 1999 were 113.6 and 91.9, respectively.

Source: Bloomberg Financial Services.

Historical Ratio Of Share Prices
--------------------------------------------------------------------------------

                                                                  Jupiter Share
                                                                   Price/Mars
                                                                   Share Price
                                                                   -----------
                              Current1                               1.057x

                              1-Month Average                        1.090x

                              3-Month Average                        1.041x
 [Graph fo the Company's
 daily stock price close      6-Month Average                        1.091x
 divided by the Parent's
 daily stock price close      12-Month Average                       1.103x
 ("the Exchange Ratio")from
 January 1, 1996 to March 3,  12-Month High                          1.393x
 1998]
                              12-Month Low                           0.914x

------------------------------
1 At March 1, 1999.

Relative Valuation Analysis
--------------------------------------------------------------------------------

                                          Results                   Unadjusted Contribution (Percent)1
                               ------------------------------       ----------------------------------        Implied
                               Beneficial2        Beneficial2         Beneficial2        Beneficial2          Exchange
      Fiscal Years               Jupiter             Mars               Jupiter              Mars              Ratio1
----------------------         -----------        -----------       --------------      --------------        --------
Revenues
1997                           $    475.2         $  2,675.7             15.1%               84.9%             0.890x
1998                                669.5            3,005.2             18.2                81.8              1.031x
1999(E)                             407.1            2,700.2             13.1                86.9              0.804x
2000(P)                             264.4            2,638.9              9.1                90.9              0.641x
2001(P)                             386.7            2,992.1             11.4                88.6              0.735x

EBITDA
1997                           $     33.2         $     36.1             47.9                52.1              2.909x
1998                                 70.9              325.5             17.9                82.1              1.016x
1999(E)                              50.8              258.9             16.4                83.6              0.948x
2000(P)                              31.4              234.2             11.8                88.2              0.751x
2001(P)                              34.1              280.4             10.9                89.1              0.711x

EBIT
1997                           $     (0.4)        $    (81.8)             NMF                 NMF                 NMF
1998                                 37.0              217.1             14.6%               85.4%             0.868x
1999(E)                              33.2              178.6             15.7                84.3              0.915x
2000(P)                              14.0              159.2              8.1                91.9              0.600x
2001(P)                              19.1              210.0              8.3                91.7              0.610x

Net Income3
1997                           $    (16.7)         $  (105.8)             NMF                 NMF                 NMF
1998                                 13.6               70.5             16.1%               83.9%             0.867x
1999(E)                              25.4              134.7             15.9                84.1              0.861x
2000(P)                               5.4               90.5              5.6                94.4              0.662x
2001(P)                              10.0              120.6              7.7                92.3              0.700x

Cash Flow3
1997                           $     17.0         $     12.1             58.3%               41.7%             1.904x
1998                                 47.4              179.0             20.9                79.1              0.967x
1999(E)                              43.0              215.0             16.7                83.3              0.878x
2000(P)                              22.8              165.5             12.1                87.9              0.787x
2001(P)                              25.0              191.0             11.6                88.4              0.776x

                                                                                       --------------------------------------
                                                                                             Mean4             0.872x
                                                                                             Median            0.861x
                                                                                       --------------------------------------

------------------------------
1 In computing the implied exchange ratios, the relative contributions have been adjusted to include the effects of excess cash, det, preferred stock and certain other liabilities.
2 Reflects revenues, costs, etc. of Jupiter in proportion to the ownership interest of the public shareholders. Mars results include results of Jupiter in proportion to Mars ownership of Jupiter.
3  Adjusted to exclude income from interest on excess cash.

4  Excluding high and low.

Acquisition Assumptions
--------------------------------------------------------------------------------

o Effect on Mars' earnings per share in projected 2000 and 2001 of a squeeze out was examined.

o For illustrative purposes, an exchange ratio of 1.216x was used, equivalent to a 15 percent premium to the latest share price ratio.

o Goodwill from the transaction was amortized over 15 years, consistent with the period used on the Offshore Pipelines, Inc. merger.

o     Consolidation cost savings of $5 million1 in SG&A were assumed. Source:
      Mars management.

------------------------------
1 Pretax amount. Tax rate assumed at 38 percent.

Projected 2000 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

                                                     Consolidated
                                                         Mars          Jupiter       Adjustments       Combined
                                                     ------------      -------       -----------       --------
Revenues                                              $ 2,903.3       $   839.8                       $ 2,903.3
Cost Of Sales                                           2,337.8           659.7                         2,337.8
                                                      ---------       ---------                       ---------
    Gross Profit                                          565.4           180.0                           565.4
    Gross Profit Margin                                    19.5%           21.4%                           19.5%

SG&A Expense                                              315.2            86.4       $    (5.0)          310.2
Equity Expense/(Income)                                    (9.4)           (6.1)             --            (9.4)
                                                      ---------       ---------       ---------       ---------
    EBDIT                                                 259.6            99.8             5.0           264.6
    EBDIT Margin                                            8.9%           11.9%                            9.1%

Depreciation                                               92.4            55.4                            92.4
Interest Expense/(Income)                                 (18.8)          (21.6)                          (18.8)
Other Expense/(Income)                                      0.5            (3.8)                            0.5
Minority Interest                                          10.7              --           (16.8)           (6.1)
Goodwill Amortization                                        --              --             8.9             8.9
                                                      ---------       ---------       ---------       ---------
    Pretax Income                                         174.7            69.7            12.9           187.6

Taxes                                                      64.0            16.8             1.9            65.9
                                                      ---------       ---------       ---------       ---------
    Net Income                                            110.7            53.0            11.0           121.7

Less: Dividends On Series A Preferred Stock                  --             7.2                              --
                                                      ---------       ---------       ---------       ---------
    Net Income To Common                              $   110.7       $    45.8       $    11.0       $   121.7
                                                      =========       =========       =========       =========
    Net Income Margin                                       3.8%            5.5%                            4.2%
                                                      =========       =========                       =========

---------------------------------------------------------------------------------------------------------------
Basic Shares Outstanding                                   59.1            39.0            17.8            76.9
Earnings Per Share                                    $    1.87       $    1.17                       $    1.58
EPS Accretion/(Dilution)                                                                                  (0.29)
Cash Flow Per Share                                   $    3.44       $    1.45                       $    2.90
CFPS Accretion/(Dilution)                                                                                 (0.54)
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Diluted Shares Outstanding                                 60.2            39.3            17.8            77.9
Earnings Per Share                                    $    1.84       $    1.35                       $    1.56
EPS Accretion/(Dilution)                                                                                  (0.28)
Cash Flow Per Share                                   $    3.38       $    1.45                       $    2.86
CFPS Accretion/(Dilution)                                                                                 (0.52)
---------------------------------------------------------------------------------------------------------------

Projected 2001 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

                                                    Consolidated
                                                        Mars           Jupiter       Adjustments      Combined
                                                    ------------       -------       -----------      --------
Revenues                                              $ 3,378.7       $ 1,228.1                       $ 3,378.7
Cost Of Sales                                           2,763.0         1,040.7                         2,763.0
                                                      ---------       ---------                       ---------
    Gross Profit                                          615.7           187.4                           615.7
    Gross Profit Margin                                    18.2%           15.3%                           18.2%

SG&A Expense                                              317.5            86.2       $    (5.0)          312.5
Equity Expense/(Income)                                    (9.9)           (7.3)             --            (9.9)
                                                      ---------       ---------       ---------       ---------
    EBDIT                                                 308.1           108.5             5.0           313.1
    EBDIT Margin                                            9.1%            8.8%                            9.3%

Depreciation                                               85.4            47.8                            85.4
Interest Expense/(Income)                                 (16.3)          (19.9)                          (16.3)
Other Expense/(Income)                                     (0.1)           (4.0)                           (0.1)
Minority Interest                                          14.2              --           (21.5)           (7.3)
Goodwill Amortization                                        --              --             8.9             8.9
                                                      ---------       ---------       ---------       ---------
    Pretax Income                                         224.9            84.6            17.6           242.5

Taxes                                                      81.9            18.9             1.9            83.8
                                                      ---------       ---------       ---------       ---------
    Net Income                                            143.0            65.7            15.7           158.7

Less: Dividends On Series A Preferred Stock                  --             7.2                              --
                                                      ---------       ---------       ---------       ---------
    Net Income To Common                              $   143.0       $    58.5       $    15.7       $   158.7
                                                      =========       =========       =========       =========
    Net Income Margin                                       4.2%            4.8%                            4.7%
                                                      =========       =========                       =========

---------------------------------------------------------------------------------------------------------------
Basic Shares Outstanding                                   59.1            39.0            17.8            76.9
Earnings Per Share                                    $    2.42       $    1.50                       $    1.98
EPS Accretion/(Dilution)                                                                                  (0.45)
Cash Flow Per Share                                   $    3.86       $    1.26                       $    3.21
CFPS Accretion/(Dilution)                                                                                 (0.66)
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Diluted Shares Outstanding                                 60.2            39.3            17.8            77.9
Earnings Per Share                                    $    2.38       $    1.67                       $    1.94
EPS Accretion/(Dilution)                                                                                  (0.44)
Cash Flow Per Share                                   $    3.80       $    1.26                       $    3.15
CFPS Accretion/(Dilution)                                                                                 (0.65)
---------------------------------------------------------------------------------------------------------------

EPS Breakeven Analysis:  2000
--------------------------------------------------------------------------------

Graph showing the stock prices at which Parent could acquire the Company ("the Combination") to generate breakeven EPS from the point of view of the shareholders of the Parent and of the Company at a range of Company 2000 EPS from $0.60 to $1.60

                              Jupiter FY2000 EPS1

------------------------------
1 Basic EPS.

EPS Breakeven Analysis:  2001
--------------------------------------------------------------------------------

[Graph showing the stock prices at which Parent could acquire the Company to generate breakeven EPS from the point of view of the shareholder of the Parent and of the Company at a range of Company 2001 EPS from $0.75 to $1.76]

                              Jupiter FY2001 EPS1

------------------------------
1 Basic EPS.

Pro Forma Balance Sheets
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

                                                       Mars       Jupiter
                                                      3/31/99     3/31/99  Adjustments   Combined
                                                     --------    --------    --------    --------
Assets
Cash And Cash Equivalents                            $  206.9    $   48.0                $  206.9
Investments In Debt Securities                          893.7       522.1                   893.7
Accounts Receivable                                     507.4       207.5                   507.4
Inventory                                                57.2          --                    57.2
Prepaids And Other                                      413.1        42.3                   413.1
                                                     --------    --------                --------
    Current Assets                                    2,078.4       819.8                 2,078.4

Gross PP&E                                            1,539.2       993.6                 1,539.2
Less:  Accumulated Depreciation                      (1,058.0)     (702.9)               (1,058.0)
                                                     --------    --------                --------
    Net PP&E                                            481.2       290.7                   481.2

Investment In Affiliates                                   --        22.6                      --
Goodwill                                                110.7        11.3                   110.7
New Goodwill                                               --          --    $  133.7       133.7
Environmental And Products Liabilities Recoverable      437.7          --                   437.7
Other Assets                                            374.6      (120.7)                  374.6
                                                     --------    --------    --------    --------
    Total Assets                                     $3,482.5    $1,023.8    $  133.7    $3,616.2
                                                     ========    ========    ========    ========

Liabilities And Stockholders' Equity
Accounts Payable                                     $  196.2    $   90.5                $  196.2
Other Current Liabilities                               855.2       231.5                   855.2
Current Debt                                             37.7          --                    37.7
                                                     --------    --------                --------
    Current Liabilities                               1,089.2       321.9                 1,089.2

Long-term Debt                                          367.1        45.4                   367.1
Accumulated Post-retirement Benefit Obligations         145.9          --                   145.9
Environmental And Products Liabilities                  537.5          --                   537.5
Other                                                   267.5       (60.0)                  267.5
Minority Interest                                       217.0          --    $ (217.0)         --

Preferred Stock                                            --       160.0                      --
Common Equity                                           858.3       556.5       350.7     1,209.0
                                                     --------    --------    --------    --------
    Total Liabilities And Equity                     $3,482.5    $1,023.8    $  133.7    $3,616.2
                                                     ========    ========    ========    ========

Comparison Of Multiples
--------------------------------------------------------------------------------

                                                             Mars
                                                 -------------------------------
                                 Jupiter1        Beneficial    Excluding Jupiter
                                 --------        ----------    -----------------
Adjusted Market Value To:
Adjusted Book Value                2.5x             2.3x              1.4x

1998 EBITDA                        2.8x             3.6x              4.0x
1999 EBITDA                        5.0x             4.1x              3.7x
2000 EBITDA                        4.2x             3.3x              3.0x

Equity Value To:
1998 Net Income                    2.9x             2.6x              1.7x
1999 Net Income                   26.7x             4.4x              1.8x
2000 Net Income                    7.8x             3.1x              1.3x

1998 Cash Flow                     1.7x             1.8x              1.0x
1999 Cash Flow                     3.8x             2.3x              1.1x
2000 Cash Flow                     3.1x             2.0x              0.9x

------------------------------
1 Reflects Jupiter's Revised 2000 projection.

Fiscal Year 2000 EPS Estimates1
--------------------------------------------------------------------------------

o Analysts' estimates of Jupiter's 2000 EPS have declined over time more than estimates of Mars' EPS.

                                                                                   Mars
                                         -----------------------------------------------------------------------------------------
                 Jupiter                 Contribution From Jupiter       Other Mars Contribution                Mars Total
          ------------------------       -------------------------       ------------------------        -------------------------
                        Percent Of                      Percent Of                     Percent Of                       Percent Of
                           2/98                            2/98                           2/98                             2/98
 Date       EPS          Estimate           EPS          Estimate           EPS         Estimate           EPS           Estimate
-----     -------       ----------        -------       ----------        -------      ----------        -------        ----------
 2/98     $  2.78          100.0%         $  1.26          100.0%         $  1.49         100.0%         $  2.75          100.0%
 3/98        2.53           91.0             1.16           91.9             1.64         110.2             2.80          101.8
 4/98        2.72           97.8             1.23           98.0             1.50         100.3             2.73           99.3
 5/98        2.96          106.5             1.33          105.9             1.48          99.1             2.81          102.2
 6/98        2.87          103.2             1.30          102.9             1.43          96.2             2.73           99.3
 7/98        2.58           92.8             1.18           93.5             1.19          80.0             2.39           86.2
 8/98        2.65           95.3             1.21           95.8             1.22          82.1             2.43           88.4
 9/98        2.53           91.0             1.16           91.9             1.25          84.1             2.41           87.6
10/98        1.73           62.2             0.83           65.8             1.35          90.6             2.18           79.3
11/98        1.80           64.7             0.86           68.1             1.28          86.0             2.14           77.8
12/98        1.77           69.7             0.85           67.1             1.30          87.5             2.15           78.2
 1/99        1.12           40.3             0.58           46.0             1.23          82.6             1.81           65.8

------------------------------
1 Source: First Call.

Comparable Minority Squeeze Out Premium Analysis
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share)

o Squeeze outs in which stock is issued to the sellers typically occur at lower premiums than cash transactions since the sellers often retain some upside potential.

                                                                                                                Premium
                                                                                                      ------------------------------
                                                                      Date     Transaction   Percent  One-Day   One Week  Four Weeks
          Acquiror                        Subsidiary                Announced     Value     Acquired   Prior      Prior      Prior
--------------------------------  -------------------------------   ---------  -----------  --------  -------   --------  ----------
Cash Transactions1
WMX Technologies                  Chemical Waste Management           7/28/94   $   397.4     21.4%     10.6%       8.9%       1.1%
GTE Corp.                         Contel Cellular, Inc.               9/08/94       254.3     10.0      43.7       37.8       36.0
Pacificorp                        Pacific Telecom                    11/02/94       159.0     13.4      23.7       23.7       23.7
Fleet Financial Group             Fleet Mortgage Group               12/28/94       188.1     19.0      19.4       18.5       18.5
Club Mediterrenee SA              Club Med Inc.                       4/05/94       153.4     33.0      41.4       39.9       44.6
COBE Laboratories SA (Gambro AB)  REN Corp-USA                        7/14/95       182.1     47.0      27.0       20.3       26.0
Novartis AG                       SyStemix Inc.                       5/27/96       107.6     26.8      25.6       23.1       25.3
Zurich Versicherungs GmbH         Zurich Reinsurance Centre           1/13/97       319.0     34.0      17.1       18.5       11.6
Mafco Holdings Inc.               Mafco Consolidated Group            1/21/97       116.8     15.0      23.5       23.5       27.6
Monsanto, Inc.                    Calgene Inc.                        1/28/97       242.6     43.7      62.0       60.0       60.0
Anthem, Inc.                      Acordia, Inc.                       6/02/97       193.2     33.2      12.7       11.5       26.0
Usinor SA                         J&L Specialty Steel, Inc.           9/23/98       115.0     46.5     100.0      112.5       37.8
Investor Group                    BET Holdings, Inc.                  3/17/98       462.3      N/A      53.7       58.5       58.2
Dow AgroSciences (Dow Chemical)   Mycogen Corp.                       4/30/98       355.2      N/A      41.8       40.0       52.4

------------------------------------------------------------------------------------------------------------------------------------
    Mean2                                                                       $   233.0     28.6%     32.6%      31.3%      32.3%
    Median                                                                          190.7     29.9      26.3       23.6       26.8
------------------------------------------------------------------------------------------------------------------------------------

Stock Transactions3
National Intergroup, Inc.         FoxMeyer Corp                       3/01/94   $    79.7     19.5%      7.1%       9.1%      11.2%
Ogden Corp.                       Ogden Projects, Inc.                6/06/94       110.3     15.8       5.8       17.6       20.5
Genzyme Corp.                     IG Laboratories, Inc.               2/15/95        22.3     32.0      43.6       86.7      143.5
Grand Casinos, Inc.               Grand Gaming Corp.                  7/06/95        36.5     22.2      34.9       34.9       55.7
Conseco, Inc.                     Bankers Life Holding                8/26/96       120.8     11.5      14.9       10.5       11.7
National Patent Development       General Physics Corp.               9/26/96        26.1     48.0      16.6       31.6       36.0
Electromagnetic Sciences, Inc.    LXE                                10/03/96        14.8     22.2      22.1       14.1       19.3
Apartment Investment And
Management Company                NHP, Inc.                           2/20/97       114.5     44.9      28.3       25.2       16.9
World Access, Inc.                NACT Telecommunications             1/20/98        53.1     32.0      12.0       12.5       16.7
ISP Holdings, Inc.                International Specialty Products    3/27/98       324.5     16.2       4.3        1.7       14.5

------------------------------------------------------------------------------------------------------------------------------------
    Mean2                                                                       $    70.4     25.6%     17.7%      19.4%      23.9%
    Median                                                                           66.4     22.2      15.8       15.9       18.1
------------------------------------------------------------------------------------------------------------------------------------

Source:  Securities Data Corporation.

-----------------------------
1 Cash transactions in the $100 million to $1 billion range since January 1,
  1994.
2 Excluding high and low.

3 Common stock issued to sellers.

Minority Squeeze Out Premium Analysis - Stock Transactions1
--------------------------------------------------------------------------------

o In the majority of minority squeeze outs in which stock was issued to the sellers, the subsidiaries represented a relatively large part of the parents' value, as in this case.

o Therefore, the sellers were not only retaining upside through receiving stock, they were also receiving a stock which was very similar to the one they were selling and through which they retained a similar ongoing interest in the subsidiary.

o     In such cases, premiums tend to be lower.

                                                                                    Date    Transaction   Percent
                 Acquiror                               Subsidiary               Announced     Value      Acquired
-------------------------------------------  --------------------------------    ---------  -----------   --------
National Intergroup, Inc.                    FoxMeyer Corp                         3/01/94  $     79.7      19.5%
Ogden Corp.                                  Ogden Projects, Inc.                  6/06/94       110.3      15.8
Genzyme Corp.                                IG Laboratories, Inc.                 2/15/95        22.3      32.0
Grand Casinos, Inc.                          Grand Gaming Corp.                    7/06/95        36.5      22.2
Conseco, Inc.                                Bankers Life Holding                  8/26/96       120.8      11.5
National Patent Development                  General Physics Corp.                 9/26/96        26.1      48.0
Electromagnetic Sciences, Inc.               LXE                                  10/03/96        14.8      22.2
Apartment Investment And Management Company  NHP, Inc.                             2/20/97       114.5      44.9
World Access, Inc.                           NACT Telecommunications               1/20/98        53.1      32.0
ISP Holdings, Inc.                           International Specialty Products      3/27/98       324.5      16.2

----------------------------------------------------------------------------------------------------------------
    Mean4                                                                                   $     70.4      25.6%
    Median                                                                                        66.4      22.2
----------------------------------------------------------------------------------------------------------------

                                                                                    Premium
                                                                        --------------------------------
                                                Implied    Acquiror
                                                100% Of     Equity                                Four
                                               Subsidiary   Market      One Day     One Week      Weeks
                 Acquiror                        Value      Value2       Prior       Prior        Prior
-------------------------------------------    ----------  ---------    -------     --------      ------
National Intergroup, Inc.                      $   408.7   $   199.4       7.1%        9.1%        11.2%
Ogden Corp.                                        698.1       897.2       5.8        17.6         20.5
Genzyme Corp.                                       69.8     1,180.8      43.6        86.7        143.5
Grand Casinos, Inc.                                164.4        77.4      34.9        34.9         55.7
Conseco, Inc.                                    1,050.4     1,635.7      14.9        10.5         11.7
National Patent Development                         54.4        69.7      16.6        31.6         36.0
Electromagnetic Sciences, Inc.                      66.7        96.3      22.1        14.1         19.3
Apartment Investment And Management Company        255.0       355.7      28.3        25.2         16.9
World Access, Inc.                                 165.9       353.9      12.0        12.5         16.7
ISP Holdings, Inc.                               2,003.1         --3       4.3         1.7         14.5

-------------------------------------------------------------------------------------------------------
    Mean4                                      $   359.9   $   451.5      17.7%       19.4%        23.9%
    Median                                         210.5       353.9      15.8        15.9         18.1
-------------------------------------------------------------------------------------------------------

Source:  Securities Data Corporation

------------------------------
1 Common stock issued to sellers. Transactions since January 1, 1994. 2 Prior to transaction.
3 Interest in subsidiary was only asset of parent.

4 Excluding high and low.

Public Company Acquisition Premiums
--------------------------------------------------------------------------------

o Premiums in acquisitions of public companies reflect lower premiums where sellers retain some future upside through receiving stock in a transaction.

                    Analysis Of Average Acquisition Premiums

                                             Cash                                                 Cash/Stock
                    ----------------------------------------------------    ----------------------------------------------------
                                                                 Premium                                                 Premium
                                     Premium       Premium         One                       Premium      Premium          One
                                     One Day       One Week       Month                      One Day      One Week        Month
                    Transactions      Prior         Prior         Prior     Transactions      Prior         Prior         Prior
                    ------------      -----         -----         -----     ------------      -----         -----         -----
1994                      47           46.3%         51.1%         56.9%         100          39.4%         42.4%         50.9%

1995                      66           41.7          46.3          52.4          130          35.5          40.4          47.6

1996                      74           33.7          40.7          46.9          147          31.6          37.3          42.7

1997                     123           32.1          37.6          42.8          252          30.2          35.0          41.4

1998                     117           31.1          39.0          40.6          224          30.1          36.7          41.5

1999 YTD                  13           20.3          32.9          46.0           24          26.5          34.3          41.7

--------------------------------------------------------------------------------------------------------------------------------
Weighted Average                       34.7%         41.1%         46.0%                      32.2%         37.4%         43.6%
--------------------------------------------------------------------------------------------------------------------------------

                                                     Stock
                            ----------------------------------------------------
                                                                         Premium
                                             Premium      Premium          One
                                             One Day      One Week        Month
                            Transactions      Prior         Prior         Prior
                            ------------      -----         -----         -----
1994                              62          33.0%         34.8%         44.5%

1995                              77          32.3          36.9          45.4

1996                              93          30.5          34.8          41.2

1997                             155          27.8          32.1          39.1

1998                             126          28.1          34.8          42.0

1999 YTD                          17          31.0          37.1          44.5

--------------------------------------------------------------------------------
Weighted Average                              29.7%         34.4%         41.9%
--------------------------------------------------------------------------------

Premiums In Recent Public Oil Service M&A Transactions
--------------------------------------------------------------------------------

                                                                                                       Offer Premium Over Share
                                                                                                     Price Prior To Announcement
   Date                  Target                           Acquiror                    Stock/     ----------------------------------
Announced                 Name                              Name                       Cash      One Day Prior        30 Days Prior
---------   --------------------------------   ------------------------------         ------     -------------        -------------
 01/19/98   GeoScience Corp (Tech-Sym Corp.)   Core Laboratories NV                     S/C           30.2%               52.2%
 10/30/98   Pool Energy Services Co.           Nabors Industries, Inc.                   S            51.3                70.6
 10/29/98   Superior Energy Services1          Parker Drilling Co.                       S            16.5                36.6
 10/19/98   Bayard Drilling Technologies       Nabors Industries, Inc.                  S/C           40.0                30.5
 08/10/98   Cliffs Drilling                    R&B Falcon                                S            39.0                28.3
 06/29/98   Dawson Production Service          Key Energy Group                          C            40.7                89.8
 06/19/98   Camco International                Schlumberger                              S            32.6                30.4
 06/10/98   Ceanic Corporation                 Stolt Comex Seaway                        C            29.6                51.5
 05/11/98   Western Atlas, Inc.                Baker Hughes, Inc.                        S            21.3                26.9
 03/30/98   Artisan Corp.                      Ensign Resource Service                  S/C            6.6                (2.2)
 03/09/98   3-D Geophysical, Inc.              Western Atlas, Inc.                       C            11.3                10.1
 03/03/98   Weatherford Enterra, Inc.          EVI, Inc.                                 S            14.0                17.9
 02/26/98   Dresser Industries, Inc.           Halliburton Company                       S             7.6                14.1
 12/16/97   Matrix Services Corporation1       ITEQ, Inc.                               S/C           12.4                32.5
 12/15/97   Christiana Cos Inc.                EVI, Inc.                                S/C           15.3                45.8
 07/23/97   Astrotech International Corp.      ITEQ, Inc.                                S            40.3                42.6
 07/10/97   Reading & Bates Corporation        Falcon Drilling Company                   S            16.6                12.9
 06/10/97   Numar Corporation                  Halliburton Company                       S            91.0                80.7
 05/20/97   Keystone International, Inc.       Tyco International Ltd.                   S            61.5                55.8
 05/14/97   Dreco Energy Services Ltd.         National-Oilwell, Inc.                    S            21.9                34.8
 05/06/97   BW/IP, Inc.                        Durco International, Inc.                 S            (5.5)               (1.7)
 04/17/97   Drilex International, Inc.         Baker Hughes, Inc.                        S             9.4                11.2
 02/27/97   Production Operators Corporation   Camco International, Inc.                 S            22.9                27.0
 02/26/97   Petrolite Corporation              Baker Hughes Inc.                         S            28.4                35.8
 01/22/97   Norand Corp.                       Western Atlas, Inc.                       C            72.9                91.2
 09/17/96   Bettis Corporation                 Daniel Industries, Inc.                   S            13.0                29.6
 07/01/96   Landmark Graphics Corporation      Halliburton Company                       S            65.5                70.3
 04/26/96   EnServ Corporation                 Precision Drilling Corporation           S/C            6.8                28.0
 04/25/96   Transocean                         Sonat Offshore                           S/C           39.4                27.5
 04/17/96   Tucker                             Patterson                                 S             2.0                (0.5)
 04/03/96   Nowsco Well Services, Inc.         BJ Services                               C            30.4                23.1
 01/25/96   Dual Drilling                      ENSCO International                       S             8.9                25.0
 12/08/95   Arethusa                           Diamond Offshore                          S             6.4                24.2
 11/20/95   Hornbeck Offshore Services, Inc.   Tidewater, Inc.                           S            29.0                18.2
 06/26/95   Enterra Corporation                Weatherford International, Inc.           S             3.0                (7.9)
 03/13/95   Wilrig                             Transocean                                S             9.1                 8.5
 09/13/94   Western Company Of North America   BJ Services                              S/C           69.2                54.1
 06/13/94   Chiles Offshore                    Noble Drilling Corp.                      S             5.0                 6.4
 05/23/94   Wheatley TXT Corporation           Dresser Industries, Inc.                  S            37.0                38.4
 04/11/94   Fischer & Porter Co.               Elsag Bailey Process                      C             2.8                21.7
 09/07/93   Baroid Corporation                 Dresser Industries, Inc.                  S            19.3                38.6

                                                                                ----------------------------------------------------
                                                                                Range2             2.0% - 72.9%       (2.2%) - 89.8%
                                                                                Mean2                 26.2%               32.5%
                                                                                Median                21.3%               28.3%
                                                                                ----------------------------------------------------

------------------------------

1 Not completed.
2 Excludes high and low values.

Stock Performance Of Squeeze Outs - Stock Transactions
--------------------------------------------------------------------------------

[Graph of the daily closing stock prices of the two stocks involved in each of five previously closed minority squeeze outs involving stock transactions for three months before and three months after the transactions took place, stock prices were indexed to the beginning of the three month period preceding the transactions.]

Stock Performance Of Squeeze Outs - Stock Transactions
--------------------------------------------------------------------------------

                        National Patent/General Physics

                                    [GRAPHIC]

                          Electromagnetic Sciences/LXE

                                    [GRAPHIC]

                            Apartment Investment/NHP

                                    [GRAPHIC]

                               World Access/NACT

                                    [GRAPHIC]

                       International Specialty Products1

                                    [GRAPHIC]

------------------------------
1 ISP Holdings (largest shareholder) was not public.

Effective Premium Analysis - Pre-Transaction Share Analysis
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share)

o If Jupiter's shareholders exchange Jupiter shares for shares of Mars, they give up stock representing excess cash plus value of Jupiter's business (less debt and certain other liabilities). In return, they receive Mars stock which includes some amount of excess cash and value of Jupiter business, as well as value of Mars businesses (less debt and certain liabilities).

o Simmons has considered this in analyzing premiums in a potential transaction.

                                              Jupiter                      Mars
                                     ------------------------    ------------------------
                                        Total       Per Share       Total       Per Share
                                     ----------    ----------    ----------    ----------
Excess Cash                          $    573.1    $    14.59    $    989.7    $    16.45
Value Of Mars Non-Jupiter Business           --            --         618.1         10.27
Value Of Jupiter Business                 457.5         11.65         457.5          7.60
                                     ----------    ----------    ----------    ----------
    Total                               1,030.6         26.24       2,065.3         34.32

Less:
    Debt                             $    (50.7)   $    (1.29)       (403.6)        (6.71)
    Antitrust Liability                      --            --            --            --
    Net Environmental Liabilities            --            --        (144.1)        (2.39)
    Post-Retirement Benefit                  --            --         (24.3)        (0.40)
    Minority Interest                        --            --        (340.9)        (5.07)
    Preferred Stock                      (160.0)        (4.07)           --            --
                                     ----------    ----------    ----------    ----------
      Equity Value                   $    819.9    $    20.88    $  1,188.4    $    19.75
                                     ==========    ==========    ==========    ==========

Effective Premium Analysis - Analysis Of Post-Transaction Mars Shares
--------------------------------------------------------------------------------
(Amounts in dollars)

o The value per Mars share of excess cash, value of Mars' non-Jupiter business, value of Jupiter's business, etc. is diluted by the issuance of additional shares in the transaction.

o However, Mars' shareholders benefit from the elimination of the minority interest.

o Simmons has assumed the post-transaction share price of Mars remains unchanged for illustrative purposes.

                                         Pre-Transaction                        Post-Transaction
                                         ---------------    -------------------------------------------------------
Nominal Premium To Jupiter Shareholders                       0.0%        5.0%       10.0%       15.0%       20.0%
                                                            -------     -------     -------     -------     -------
Exchange Ratio                                                1.057x      1.110x      1.163x      1.216x      1.268x

Shares Outstanding (Millions)
    Pre-Transaction                             60.2           60.2        60.2        60.2        60.2        60.2
    Shares Issued                                N/A           15.4        16.2        17.0        17.8        18.5
                                             -------        -------     -------     -------     -------     -------
       Total Post-Transaction                   60.2           75.6        76.4        77.2        77.9        78.7
                                             =======        =======     =======     =======     =======     =======

Excess Cash                                  $ 16.45        $ 13.09     $ 12.96     $ 12.83     $ 12.70     $ 12.58
Value Of Mars Non-Jupiter Business             10.27           8.17        8.29        8.41        8.52        8.63
Value Of Jupiter Business                       7.60           6.05        5.99        5.93        5.87        5.81
                                             -------        -------     -------     -------     -------     -------
    Total                                      34.32          27.31       27.24       27.16       27.09       27.02

Less:
    Debt                                       (6.71)         (5.34)      (5.28)      (5.23)      (5.18)      (5.13)
    Antitrust Liability                           --             --          --          --          --          --
    Net Environmental Liability                (2.39)         (1.91)      (1.89)      (1.87)      (1.85)      (1.83)
    Post-Retirement Benefit                    (0.40)         (0.32)      (0.32)      (0.31)      (0.31)      (0.31)
    Minority Interest                          (5.07)            --          --          --          --          --
                                             -------        -------     -------     -------     -------     -------
       Share Price                           $ 19.75        $ 19.75     $ 19.75     $ 19.75     $ 19.75     $ 19.751
                                             =======        =======     =======     =======     =======     =======

------------------------------
1 If instead of Mars' stock price remaining constant, the sum of the public equity values of Jupiter and Mars remains constant, at a 20 percent nominal transaction premium, Mars' post-transaction share price would decline approximately 3.9 percent.

Effective Premium Analysis - Transaction Premiums
--------------------------------------------------------------------------------

o Simmons has calculated various effective premiums represented by what Jupiter's shareholders may receive in value of Mars non-Jupiter business to their proportionate loss in net excess cash and value of Jupiter's business.

o Simmons has calculated nominal premiums to the latest closing share price ratio. Simmons would suggest determining the actual premium on some average of recent trading share price ratios.

                                                 Jupiter
                                               Shareholders
                                              Pre-Transaction              Jupiter Shareholders Post-Transaction
                                              ---------------        --------------------------------------------------
Nominal Premium To Jupiter Shareholders                                0%         5%        10%        15%        20%
                                                                     ------     ------     ------     ------     ------
Exchange Ratio                                                       1.057x     1.110x     1.163x     1.216x     1.268x

Net Excess Cash1                                  $ 9.23             $ 5.84     $ 6.07     $ 6.30     $ 6.52     $ 6.73
Value Of Jupiter Business                          11.65               6.40       6.65       6.89       7.14       7.37
Value Of Mars Non-Jupiter Business                  0.00               8.64       9.20       9.77      10.35      10.94
                                                  ------             ------     ------     ------     ------     ------
    Net Share Value                               $20.88             $20.88     $21.92     $22.96     $24.01     $25.05
                                                  ======             ======     ======     ======     ======     ======

Jupiter Shareholders' Losses
    Net Excess Cash                                                  $(3.39)    $(3.16)    $(2.93)    $(2.71)    $(2.49)
    Value Of Jupiter Business                                         (5.25)     (5.00)     (4.75)     (4.51)     (4.28)
                                                                     ------     ------     ------     ------     ------
       Total Losses                                                   (8.64)     (8.16)     (7.69)     (7.22)     (6.77)

Jupiter Shareholders' Gains
    Value Of Mars Non-Jupiter Business                                 8.64       9.20       9.77      10.35      10.94
                                                                     ------     ------     ------     ------     ------
       Net Gain                                                      $ 0.00     $ 1.04     $ 2.09     $ 3.13     $ 4.18
                                                                     ======     ======     ======     ======     ======
Effective Premium                                                       0.0%      12.8%      27.2%      43.4%      61.7%
                                                                     ======     ======     ======     ======     ======

------------------------------

1 Excess cash (cash in excess of 5 percent of revenues), less debt, preferred stock, and environmental, post-retirement benefit and antitrust suit liabilities.

Effective Premium Analysis - No Premium On Excess Cash
--------------------------------------------------------------------------------

o Jupiter's shareholders own shares which represent the value of net excess cash1 and the value of Jupiter's operating business.

o     Mars may be unwilling to pay a premium for Jupiter's net excess cash.

o Simmons has calculated various effective premiums on the pre-transaction value of Jupiter's business assuming no transaction premium is attributable to excess cash.

                                             Jupiter
                                           Shareholders
                                         Pre-Transaction        Jupiter Shareholders Post-Transaction
                                         ---------------    ----------------------------------------------
Nominal Premium To Jupiter Shareholders                       0%        5%       10%       15%       20%
                                                            ------    ------    ------    ------    ------
Exchange Ratio                                              1.057x    1.110x    1.163x    1.216x    1.268x

Per Share Values
Net Excess Cash1                              $ 9.23        $ 9.23    $ 9.23    $ 9.23    $ 9.23    $ 9.23
Value Of Jupiter Business                      11.65         11.65     12.69     13.74     14.78     15.82
                                              ------        ------    ------    ------    ------    ------
    Total Share Value2                        $20.88        $20.88    $21.92    $22.96    $24.01    $25.05
                                              ======        ======    ======    ======    ======    ======

Effective Premiums
Net Excess Cash                                                0.0%      0.0%      0.0%      0.0%      0.0%
Value Of Jupiter Business                                      0.0       9.0      17.9      26.9      35.8
                                                            ------    ------    ------    ------    ------
    Total                                                      0.0%      5.0%     10.0%     15.0%     20.0%
                                                            ======    ======    ======    ======    ======

------------------------------
1 Excess cash (cash in excess of 5 percent of revenues), less debt, preferred stock and antitrust suit liability.
2 For illustrative purposes, post-transaction share values assume Mars share price remains at pre-transaction level.

Share Ownership Overlap:  Jupiter Top 20 Shareholders
--------------------------------------------------------------------------------
(Dollar amounts in thousands)

o Jupiter's top 20 public shareholders also own 34 percent of Mars shares outstanding.

                                                         Jupiter Ownership               Mars Ownership
                                                   ----------------------------   ----------------------------
                                                                    Percent Of                     Percent Of
                                                    Number Of      Total Shares    Number Of      Total Shares
                                                   Shares Held     Outstanding    Shares Held      Outstanding
                                                   -----------     ------------   -----------     ------------
Wellington Management Co.                              2,168            5.6%            700            1.2%
Prudential Insurance Co.                               1,366            3.5           8,233           14.0
Lynch & Mayer, Inc.                                    1,063            2.7           2,685            4.5
Brahman Capital Corp.                                  1,039            2.7             638            1.1
Barrow Hanley Mewhinney                                  634            1.6
Wanger Asset Management LP                               628            1.6
Friess Associates, Inc.                                  539            1.4           1,180            2.0
Fidelity Management & Resources Corp.                    537            1.4           3,702            6.3
State Street Research & Management                       448            1.1
NewSouth Capital Management                              295            0.8             561            1.0
California Public Employees Retirement System            282            0.7             315            0.5
Duqesne Capital Management LLC                           260            0.7             774            1.3
Chase Manhattan Corp.                                    251            0.4             687            1.2
Iridian Asset Management                                 231            0.6             332            0.6
Capital Guardian Trust                                   215            0.6
Kalmar Investments, Inc.                                 192            0.5
Kirr Marbach & Co.                                       190            0.5               1            0.0
American Century Companies                               188            0.5
Scott & Stringfellow Capital                             172            0.4
Advantus Capital Management                              133            0.3               7            0.0
                                                      ------          -----          ------          -----
    Total Top 20 13(f) Institutions1                  10,831           27.8          19,815           33.6

Other 13(f) Institutions1                              1,525            3.9
Management And Board Of Directors2                       147            0.4
Mars1                                                 24,668           63.3
Other                                                  1,830            4.7
                                                      ------          -----
    Total3                                            39,041          100.0%         59,012          100.0%
                                                      ======          =====          ======          =====

------------------------------
1 Source: CDA Spectrum-13(f) Institutional Stock Holdings, September 30, 1998; Jupiter proxy dated July 6, 1998.
2 Holdings as stated in July 1998 proxy statement.

3 Basic shares outstanding from respective December 1998 10-Qs.


                                       43